Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com
AutoNation Reports All-Time Record Quarterly EPS

•	EPS from continuing operations was an all-time record $1.64, up 44% compared to fourth quarter 2016 EPS from continuing operations of $1.14

•	Total revenue of $5.7 billion increased by 4% compared to the year-ago period. Same store revenue of $5.6 billion increased by 4% compared to the year-ago period

•
Same store gross profit of $851 million increased by 7% compared to the year-ago period, driven by an all-time record same store Customer Financial Services gross profit per vehicle retailed of $1,732, an increase of 11%, and strong same store Customer Care gross profit growth of 6%

•	The recent tax reform bill positively impacted fourth quarter 2017 net income from continuing operations by $41 million, or $0.45 per share
FORT LAUDERDALE, Fla., (February 1, 2018) —AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported fourth quarter 2017 net income from continuing operations of $152 million, or $1.64 per share, up 44% compared to the fourth quarter 2016 net income from continuing operations of $116 million, or $1.14 per share. Fourth quarter 2017 EPS from continuing operations included a benefit of $0.45 per share from the recent tax reform bill and a net gain of $0.17 per share related to business/property divestitures. Fourth quarter 2016 EPS from continuing operations included gains of $0.19 per share related to a business divestiture and $0.09 per share related to a legal settlement.
Fourth quarter 2017 revenue totaled $5.7 billion compared to $5.5 billion in the year-ago period. Same store fourth quarter 2017 revenue totaled $5.6 billion compared to $5.4 billion in the year-ago period, an increase of 4%. Same store fourth quarter 2017 gross profit of $851 million increased by 7% compared to $794 million in the year-ago period, driven by increases in used vehicle gross profit of 16%, Customer Financial Services gross profit of 14%, and Customer Care gross profit of 6%. Same store Customer Financial Services gross profit per vehicle retailed was an all-time record $1,732.

Share Repurchase
During 2017, AutoNation repurchased 10.1 million shares of common stock for an aggregate purchase price of $435 million. As of January 31, 2018, AutoNation has approximately $114 million remaining Board authorization for share repurchase and 92 million shares outstanding.
Segment Results
Segment results(1) for the fourth quarter 2017 were as follows:

•	Domestic – Domestic segment income(2) was $67 million compared to year-ago segment income of $64 million, an increase of 4%.

•	Import – Import segment income(2) was $75 million compared to year-ago segment income of $67 million, an increase of 13%.

•	Premium Luxury – Premium Luxury segment income(2) was $106 million compared to year-ago segment income of $93 million, an increase of 13%.

For the full year ended December 31, 2017, AutoNation reported net income from continuing operations of $435 million, or $4.43 per share, compared to net income from continuing operations of $432 million, or $4.16 per share, for the same period in the prior year, an increase of 6% on a per-share basis. AutoNation’s revenue for full year 2017 totaled $21.5 billion, which was down slightly compared to $21.6 billion for the same period in the prior year.

The fourth quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time today or on AutoNation’s investor relations website at http://investors.autonation.com.
The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on February 1, 2018, through February 22, 2018, by calling (888) 437-4641 (passcode: 2871).

(1)
AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and FCA US; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, and Audi.

(2)	Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation, America’s largest automotive retailer, through its bold leadership, innovation and its comprehensive brand extensions, is transforming the automotive industry. As of December 31, 2017, AutoNation owned and operated 360 new vehicle franchises from coast to coast. AutoNation has sold over 11 million vehicles, the first automotive retailer to reach this milestone. AutoNation’s success is driven by a commitment to delivering a peerless experience through customer-focused sales and service processes. Through its Drive Pink initiative, AutoNation is committed to drive out cancer, create awareness and support critical research. AutoNation continues to be a proud supporter of the Breast Cancer Research Foundation and other cancer-related charities.
Please visit investors.autonation.com, www.autonation.com, www.autonationdrive.com, www.twitter.com/autonation, www.twitter.com/CEOMikeJackson, www.facebook.com/autonation, and www.facebook.com/CEOMikeJackson, where AutoNation discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, including our brand extension strategies, open safety recalls, and expectations for future results and the future performance of our franchises (including with respect to sales of used vehicles and parts and accessories) and the automotive retail industry, as well as other statements that describe our objectives, goals, or plans are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions, including conditions in the credit markets and changes in interest rates; new and used vehicle margins; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; our ability to successfully implement, and customer adoption of, our brand extension strategies; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for acquisitions; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(In millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenue:
New vehicle	$3,345.3	$3,187.8	$12,180.8	$12,255.8
Used vehicle	1,208.1	1,217.5	4,878.4	4,995.3
Parts and service	854.1	822.5	3,398.3	3,321.4
Finance and insurance, net	247.2	216.5	939.2	894.6
Other	28.8	36.2	137.9	141.9
Total revenue	5,683.5	5,480.5	21,534.6	21,609.0
Cost of sales:
New vehicle	3,184.2	3,022.2	11,592.4	11,620.0
Used vehicle	1,130.1	1,152.1	4,563.2	4,677.7
Parts and service	479.4	467.9	1,907.6	1,886.7
Other	22.6	29.2	112.4	111.4
Total cost of sales	4,816.3	4,671.4	18,175.6	18,295.8
Gross profit	867.2	809.1	3,359.0	3,313.2
Selling, general, and administrative expenses	622.1	584.2	2,436.2	2,349.4
Depreciation and amortization	40.6	36.4	158.6	143.4
Other income, net	(24.8)	(48.1)	(79.2)	(69.1)
Operating income	229.3	236.6	843.4	889.5
Non-operating income (expense) items:
Floorplan interest expense	(26.3)	(20.1)	(97.0)	(76.5)
Other interest expense	(32.2)	(29.6)	(120.2)	(115.5)
Interest income	0.2	0.3	1.0	1.1
Other income, net	2.9	0.3	9.3	3.7
Income from continuing operations before income taxes	173.9	187.5	636.5	702.3
Income tax provision	22.4	71.9	201.5	270.6
Net income from continuing operations	151.5	115.6	435.0	431.7
Loss from discontinued operations, net of income taxes	(0.2)	(0.3)	(0.4)	(1.2)
Net income	$151.3	$115.3	$434.6	$430.5
Diluted earnings (loss) per share*:
Continuing operations	$1.64	$1.14	$4.43	$4.16
Discontinued operations	$—	$—	$—	$(0.01)
Net income	$1.64	$1.14	$4.43	$4.15
Weighted average common shares outstanding	92.3	101.5	98.2	103.8
Common shares outstanding, net of treasury stock, at period end	91.6	100.7	91.6	100.7

*	Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2017	2016	$ Variance	% Variance	2017	2016	$ Variance	% Variance
Revenue:
New vehicle	$3,345.3	$3,187.8	$157.5	4.9	$12,180.8	$12,255.8	$(75.0)	(0.6)
Retail used vehicle	1,138.4	1,111.3	27.1	2.4	4,577.1	4,481.7	95.4	2.1
Wholesale	69.7	106.2	(36.5)	(34.4)	301.3	513.6	(212.3)	(41.3)
Used vehicle	1,208.1	1,217.5	(9.4)	(0.8)	4,878.4	4,995.3	(116.9)	(2.3)
Finance and insurance, net	247.2	216.5	30.7	14.2	939.2	894.6	44.6	5.0
Total variable operations	4,800.6	4,621.8	178.8	3.9	17,998.4	18,145.7	(147.3)	(0.8)
Parts and service	854.1	822.5	31.6	3.8	3,398.3	3,321.4	76.9	2.3
Other	28.8	36.2	(7.4)		137.9	141.9	(4.0)
Total revenue	$5,683.5	$5,480.5	$203.0	3.7	$21,534.6	$21,609.0	$(74.4)	(0.3)
Gross profit:
New vehicle	$161.1	$165.6	$(4.5)	(2.7)	$588.4	$635.8	$(47.4)	(7.5)
Retail used vehicle	75.2	69.8	5.4	7.7	308.0	334.9	(26.9)	(8.0)
Wholesale	2.8	(4.4)	7.2		7.2	(17.3)	24.5
Used vehicle	78.0	65.4	12.6	19.3	315.2	317.6	(2.4)	(0.8)
Finance and insurance	247.2	216.5	30.7	14.2	939.2	894.6	44.6	5.0
Total variable operations	486.3	447.5	38.8	8.7	1,842.8	1,848.0	(5.2)	(0.3)
Parts and service	374.7	354.6	20.1	5.7	1,490.7	1,434.7	56.0	3.9
Other	6.2	7.0	(0.8)		25.5	30.5	(5.0)
Total gross profit	867.2	809.1	58.1	7.2	3,359.0	3,313.2	45.8	1.4
Selling, general, and administrative expenses	622.1	584.2	(37.9)	(6.5)	2,436.2	2,349.4	(86.8)	(3.7)
Depreciation and amortization	40.6	36.4	(4.2)		158.6	143.4	(15.2)
Other income, net	(24.8)	(48.1)	(23.3)		(79.2)	(69.1)	10.1
Operating income	229.3	236.6	(7.3)	(3.1)	843.4	889.5	(46.1)	(5.2)
Non-operating income (expense) items:
Floorplan interest expense	(26.3)	(20.1)	(6.2)		(97.0)	(76.5)	(20.5)
Other interest expense	(32.2)	(29.6)	(2.6)		(120.2)	(115.5)	(4.7)
Interest income	0.2	0.3	(0.1)		1.0	1.1	(0.1)
Other income, net	2.9	0.3	2.6		9.3	3.7	5.6
Income from continuing operations before income taxes	$173.9	$187.5	$(13.6)	(7.3)	$636.5	$702.3	$(65.8)	(9.4)
Retail vehicle unit sales:
New	87,234	84,622	2,612	3.1	329,116	337,622	(8,506)	(2.5)
Used	55,944	55,213	731	1.3	234,148	225,713	8,435	3.7
	143,178	139,835	3,343	2.4	563,264	563,335	(71)	—
Revenue per vehicle retailed:
New	$38,349	$37,671	$678	1.8	$37,011	$36,300	$711	2.0
Used	$20,349	$20,128	$221	1.1	$19,548	$19,856	$(308)	(1.6)
Gross profit per vehicle retailed:
New	$1,847	$1,957	$(110)	(5.6)	$1,788	$1,883	$(95)	(5.0)
Used	$1,344	$1,264	$80	6.3	$1,315	$1,484	$(169)	(11.4)
Finance and insurance	$1,727	$1,548	$179	11.6	$1,667	$1,588	$79	5.0
Total variable operations(1)	$3,377	$3,232	$145	4.5	$3,259	$3,311	$(52)	(1.6)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017 (%)	2016 (%)	2017 (%)	2016 (%)
Revenue mix percentages:
New vehicle	58.9	58.2	56.6	56.7
Used vehicle	21.3	22.2	22.7	23.1
Parts and service	15.0	15.0	15.8	15.4
Finance and insurance, net	4.3	4.0	4.4	4.1
Other	0.5	0.6	0.5	0.7
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	18.6	20.5	17.5	19.2
Used vehicle	9.0	8.1	9.4	9.6
Parts and service	43.2	43.8	44.4	43.3
Finance and insurance	28.5	26.8	28.0	27.0
Other	0.7	0.8	0.7	0.9
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	4.8	5.2	4.8	5.2
Used vehicle - retail	6.6	6.3	6.7	7.5
Parts and service	43.9	43.1	43.9	43.2
Total	15.3	14.8	15.6	15.3
Selling, general, and administrative expenses	10.9	10.7	11.3	10.9
Operating income	4.0	4.3	3.9	4.1
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	71.7	72.2	72.5	70.9
Operating income	26.4	29.2	25.1	26.8

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2017	2016	$ Variance	% Variance	2017	2016	$ Variance	% Variance
Revenue:
Domestic	$1,895.1	$1,921.8	$(26.7)	(1.4)	$7,452.8	$7,810.0	$(357.2)	(4.6)
Import	1,749.9	1,684.0	65.9	3.9	6,873.4	6,886.1	(12.7)	(0.2)
Premium luxury	1,937.8	1,799.7	138.1	7.7	6,832.7	6,665.3	167.4	2.5
Total	5,582.8	5,405.5	177.3	3.3	21,158.9	21,361.4	(202.5)	(0.9)
Corporate and other	100.7	75.0	25.7	34.3	375.7	247.6	128.1	51.7
Total consolidated revenue	$5,683.5	$5,480.5	$203.0	3.7	$21,534.6	$21,609.0	$(74.4)	(0.3)

Segment income*:
Domestic	$66.6	$64.2	$2.4	3.7	$257.1	$311.1	$(54.0)	(17.4)
Import	75.2	66.8	8.4	12.6	303.1	296.8	6.3	2.1
Premium luxury	105.5	93.4	12.1	13.0	348.8	350.2	(1.4)	(0.4)
Total	247.3	224.4	22.9	10.2	909.0	958.1	(49.1)	(5.1)
Corporate and other	(44.3)	(7.9)	(36.4)		(162.6)	(145.1)	(17.5)
Add: Floorplan interest expense	26.3	20.1	6.2		97.0	76.5	20.5
Operating income	$229.3	$236.6	$(7.3)	(3.1)	$843.4	$889.5	$(46.1)	(5.2)
* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	28,263	28,711	(448)	(1.6)	111,028	118,867	(7,839)	(6.6)
Import	38,641	36,488	2,153	5.9	150,422	150,005	417	0.3
Premium luxury	20,330	19,423	907	4.7	67,666	68,750	(1,084)	(1.6)
	87,234	84,622	2,612	3.1	329,116	337,622	(8,506)	(2.5)

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017 (%)	2016 (%)	2017 (%)	2016 (%)
Domestic:
Ford, Lincoln	13.0	13.8	13.6	14.7
Chevrolet, Buick, Cadillac, GMC	11.1	10.7	10.7	11.1
Chrysler, Dodge, Jeep, Ram	8.3	9.4	9.4	9.4
Domestic total	32.4	33.9	33.7	35.2
Import:
Toyota	17.9	17.7	18.6	17.6
Honda	12.9	12.0	13.1	12.4
Nissan	6.6	6.6	6.8	7.6
Other Import	6.9	6.8	7.2	6.8
Import total	44.3	43.1	45.7	44.4
Premium Luxury:
Mercedes-Benz	9.5	9.6	8.1	8.6
BMW	5.4	5.3	4.7	4.5
Lexus	2.7	3.1	2.6	2.7
Audi	2.6	2.4	2.4	2.2
Other Premium Luxury (Land Rover, Porsche)	3.1	2.6	2.8	2.4
Premium Luxury total	23.3	23.0	20.6	20.4
	100.0	100.0	100.0	100.0
.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Capital expenditures (1)	$108.3	$71.4	$332.9	$253.2
Cash paid for acquisitions, net of cash acquired (2)	$20.0	$47.9	$76.8	$410.4
Proceeds from exercises of stock options	$15.0	$0.6	$39.7	$8.4
Stock repurchases:
Aggregate purchase price	$—	$26.4	$434.9	$497.0
Shares repurchased (in millions)	—	0.6	10.1	10.5

Floorplan Assistance and Expense	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	Variance	2017	2016	Variance
Floorplan assistance earned (included in cost of sales)	$33.4	$31.7	$1.7	$122.1	$124.0	$(1.9)
New vehicle floorplan interest expense	(24.1)	(18.6)	(5.5)	(90.4)	(71.5)	(18.9)
Net new vehicle inventory carrying benefit	$9.3	$13.1	$(3.8)	$31.7	$52.5	$(20.8)

Balance Sheet and Other Highlights	December 31, 2017	December 31, 2016
Cash and cash equivalents	$69.2	$64.8
Inventory	$3,365.6	$3,520.1
Total floorplan notes payable	$3,806.9	$3,849.2
Non-vehicle debt	$2,703.7	$2,720.6
Equity	$2,369.3	$2,310.3
New days supply (industry standard of selling days)	53 days	61 days
Used days supply (trailing calendar month days)	43 days	44 days

Key Credit Agreement Covenant Compliance Calculations (3)
Leverage ratio		2.82	x
Covenant	less than or equal to	4.25	x

Capitalization ratio		62.4%
Covenant	less than or equal to	70.0%

(1)	Includes accrued construction in progress and excludes property associated with capital leases entered into during the period.

(2)	Excludes capital leases and deferred purchase price commitments.

(3)	Calculated in accordance with our credit agreement as filed with the SEC.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2017	2016	$ Variance	% Variance	2017	2016	$ Variance	% Variance
Revenue:
New vehicle	$3,291.5	$3,119.4	$172.1	5.5	$11,818.8	$11,886.8	$(68.0)	(0.6)
Retail used vehicle	1,110.7	1,086.1	24.6	2.3	4,420.1	4,333.7	86.4	2.0
Wholesale	66.0	103.2	(37.2)	(36.0)	286.1	495.1	(209.0)	(42.2)
Used vehicle	1,176.7	1,189.3	(12.6)	(1.1)	4,706.2	4,828.8	(122.6)	(2.5)
Finance and insurance, net	243.7	212.9	30.8	14.5	918.5	871.3	47.2	5.4
Total variable operations	4,711.9	4,521.6	190.3	4.2	17,443.5	17,586.9	(143.4)	(0.8)
Parts and service	841.0	806.1	34.9	4.3	3,307.3	3,220.3	87.0	2.7
Other	28.4	35.7	(7.3)		137.0	140.8	(3.8)
Total revenue	$5,581.3	$5,363.4	$217.9	4.1	$20,887.8	$20,948.0	$(60.2)	(0.3)

Gross profit:
New vehicle	$158.1	$162.7	$(4.6)	(2.8)	$569.3	$622.8	$(53.5)	(8.6)
Retail used vehicle	73.9	68.2	5.7	8.4	299.9	323.8	(23.9)	(7.4)
Wholesale	0.5	(4.2)	4.7		0.6	(15.9)	16.5
Used vehicle	74.4	64.0	10.4	16.3	300.5	307.9	(7.4)	(2.4)
Finance and insurance	243.7	212.9	30.8	14.5	918.5	871.3	47.2	5.4
Total variable operations	476.2	439.6	36.6	8.3	1,788.3	1,802.0	(13.7)	(0.8)
Parts and service	369.1	347.3	21.8	6.3	1,451.5	1,389.9	61.6	4.4
Other	6.1	6.8	(0.7)		24.9	29.9	(5.0)
Total gross profit	$851.4	$793.7	$57.7	7.3	$3,264.7	$3,221.8	$42.9	1.3

Retail vehicle unit sales:
New	86,125	82,625	3,500	4.2	320,641	325,927	(5,286)	(1.6)
Used	54,614	53,708	906	1.7	225,985	216,447	9,538	4.4
	140,739	136,333	4,406	3.2	546,626	542,374	4,252	0.8

Revenue per vehicle retailed:
New	$38,218	$37,754	$464	1.2	$36,860	$36,471	$389	1.1
Used	$20,337	$20,222	$115	0.6	$19,559	$20,022	$(463)	(2.3)

Gross profit per vehicle retailed:
New	$1,836	$1,969	$(133)	(6.8)	$1,776	$1,911	$(135)	(7.1)
Used	$1,353	$1,270	$83	6.5	$1,327	$1,496	$(169)	(11.3)
Finance and insurance	$1,732	$1,562	$170	10.9	$1,680	$1,606	$74	4.6
Total variable operations(1)	$3,380	$3,255	$125	3.8	$3,270	$3,352	$(82)	(2.4)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017 (%)	2016 (%)	2017 (%)	2016 (%)
Revenue mix percentages:
New vehicle	59.0	58.2	56.6	56.7
Used vehicle	21.1	22.2	22.5	23.1
Parts and service	15.1	15.0	15.8	15.4
Finance and insurance, net	4.4	4.0	4.4	4.2
Other	0.4	0.6	0.7	0.6
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	18.6	20.5	17.4	19.3
Used vehicle	8.7	8.1	9.2	9.6
Parts and service	43.4	43.8	44.5	43.1
Finance and insurance	28.6	26.8	28.1	27.0
Other	0.7	0.8	0.8	1.0
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	4.8	5.2	4.8	5.2
Used vehicle - retail	6.7	6.3	6.8	7.5
Parts and service	43.9	43.1	43.9	43.2
Total	15.3	14.8	15.6	15.4